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                                                                     Exhibit 8.1


                         [Opinion of Bingham Dana LLP]



April __, 2002


To Each of the Persons
  Listed on SCHEDULE A


Ladies and Gentlemen:

         We have acted as special tax counsel to Heritage Property Investment Trust, Inc., a Maryland corporation (the "COMPANY"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on September 7, 2001 on Form S-11 (File No. 333-69118), as amended through the date hereof (the "REGISTRATION STATEMENT"), with respect to the initial public offering (the "OFFERING") of shares of common stock, par value $0.001 per share, of the Company. You have requested our opinion as to certain federal income tax matters in connection with the Offering.

         In connection with our opinion, we have examined and relied upon:

         (i)      the Registration Statement, including all exhibits thereto;

         (ii) the Articles of Incorporation of the Company, filed with the Maryland Department of Assessments and Taxation on July 1, 1999, as amended through the date hereof (the "CHARTER");

         (iii)    the Bylaws of the Company, as amended through the date hereof;

         (iv) the articles of incorporation, bylaws and stock ownership information of each corporation in which the Company directly or indirectly owns an interest, as set forth on SCHEDULE B attached hereto (the "CORPORATE SUBSIDIARIES");

         (v) the certificate of formation, if applicable, and the partnership agreement or limited liability company operating agreement, as applicable, of each partnership or limited liability company in which the Company directly or indirectly owns an interest, as set forth on SCHEDULE C attached hereto (the "PARTNERSHIP SUBSIDIARIES");

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To Each of the Persons
  Listed on SCHEDULE A

April __, 2002
Page 2


together with the annexes, schedules and exhibits attached thereto ((i)-(v), together with such annexes, schedules and exhibits, collectively, the "DOCUMENTS"), and such other documents, records and matters of law as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. We have also reviewed and relied on an opinion letter from Stokes, Bartholomew, Evans & Petree, P.A., dated October 31, 2001, as to certain matters of Tennessee law (the "TENNESSEE OPINION").

         In our examination, we have assumed (i) the authenticity and completeness of all original documents reviewed by us in original or copy form,
(ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (iii) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (iv) the genuineness of all signatures on documents examined by us, and (v) the accuracy and completeness of all records made available to us. We have assumed that the Company, the Corporate Subsidiaries, and the Partnership Subsidiaries have been, and will continue to be, operated in the manner described in the Registration Statement and in accordance with the Documents as now in effect and all applicable laws. In this regard, however, we note that the Registration Statement describes certain specific circumstances under which the Company may operate in a manner that the Registration Statement indicates could prevent the Company from qualifying as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "CODE"). On the basis of representations we have received from you, we have, with your permission, assumed that none of the following actions, or failures to act, that are specifically described in the Registration Statement will occur following the date hereof: (i) the Company's failure to monitor and enforce the restrictions contained in its Charter relating to ownership of stock in the Company by tenants and their affiliates (Registration Statement, "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS - TAXATION OF THE COMPANY - INCOME TESTS"); (ii) the Company's failure to, or to cause the Corporate Subsidiaries and/or the Partnership Subsidiaries to, timely take such corrective actions as are necessary to cure any noncompliance with the quarterly asset tests prescribed under the Code (Registration Statement, "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS - TAXATION OF THE COMPANY - ASSET TESTS"); and (iii) the Company's failure to, or to cause the Corporate Subsidiaries and/or the Partnership Subsidiaries to, timely arrange for such borrowings as are necessary to obtain sufficient cash to enable the Company to satisfy the annual


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To Each of the Persons
  Listed on SCHEDULE A

April __, 2002
Page 3


distribution requirements prescribed under the Code (Registration Statement, "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS - TAXATION OF THE COMPANY - ANNUAL DISTRIBUTION REQUIREMENTS").

         As to certain facts material to our opinion, we have, with your permission, relied upon the representations of duly appointed officers of the Company contained in the certificate dated as of the date hereof (the "OFFICER'S CERTIFICATE"), principally relating to the organization and operations of the Company, the Corporate Subsidiaries, and the Partnership Subsidiaries. Our opinion assumes that each representation and statement set forth in the Documents and in the Officer's Certificate is, and will continue to be, true, correct and complete and that each such representation or statement that speaks to the future, or to the intention of any person(s), or to the belief or knowledge of any person(s), is, and will continue to be, true, correct and complete as if made without such qualification.

         Insofar as relevant to our opinion set forth herein, we have also, with your permission, assumed the correctness of each of the conclusions expressed in the Tennessee Opinion.

         For purposes of our opinion, we have not made an independent investigation or audit of the representations or statements set forth in the Documents or in the Officer's Certificate; however, during the course of our representation, we have not become aware of any facts or circumstances that are material to our opinion and that are contrary to, or inconsistent with, such representations or statements, or other assumptions set forth herein (which awareness is limited to the actual knowledge or awareness of the individual lawyers in this firm who have participated directly in the preparation of this opinion and the Registration Statement).

         Our opinion is limited solely to the federal income tax laws of the United States, does not cover matters arising under the laws of any other jurisdiction, and is based on our analysis of the current provisions of the Code, existing case law, existing Treasury Regulations, and published revenue rulings and procedures of the Internal Revenue Service (the "IRS") that are in effect as of the date of this opinion, all of which are subject to change and new interpretation, both prospectively and retroactively. Any such changes or new interpretations, as well as changes in the facts as they have been represented to or assumed by us, could


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To Each of the Persons
  Listed on SCHEDULE A

April __, 2002
Page 4


affect our analysis and conclusions. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the IRS and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention.

OPINION

         Based on the foregoing and in reliance thereon and subject thereto, it is our opinion that:

         1. Commencing with the Company's initial taxable year ended December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code and the Company's current organization and proposed method of operation (as described in the Registration Statement and the Officer's Certificate) will permit the Company to continue to so qualify.

         2. The discussion in the Registration Statement under the heading "Material United States Federal Income Tax Considerations," to the extent that such discussion describes matters of law or legal conclusions, is correct in all material respects.

         The Company's qualification as a REIT depends upon the Company's ability to meet on a continuing basis the asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code that apply to a REIT. We have relied on representations of the Company with respect to these matters (including those representations set forth in the Officer's Certificate), and we will not review on a continuing basis the Company's compliance with these requirements. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification as a REIT under the Code.

         We express no opinion other than that specifically set forth above. This opinion, which speaks as of the date hereof, has been prepared for your use in connection with the filing of the Registration Statement and may not be used for


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To Each of the Persons
  Listed on SCHEDULE A

April __, 2002
Page 5


any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,



                                                     BINGHAM DANA LLP


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                                   SCHEDULE A

                                   ADDRESSEES


Heritage Property Investment Trust, Inc.
535 Boylston Street
Boston, Massachusetts  02116


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                                   SCHEDULE B

                             CORPORATE SUBSIDIARIES


Bradley Financing Corp., a Delaware corporation

Bradley Midwest Management, Inc., a Minnesota corporation

Bradley Real Estate Management, Inc., a Massachusetts corporation

Bradley Spring Mall, Inc., a Delaware corporation

Heritage-Austen Acquisition, Inc., a Maryland corporation

Heritage Realty Management Inc., a Maryland corporation

Heritage Realty Special LP Corporation, a Maryland corporation

Heritage SPE Corp., a Delaware corporation


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                                   SCHEDULE C

                            PARTNERSHIP SUBSIDIARIES


131 Dartmouth Street LLC, a Massachusetts limited liability company

BOLP LLC, a Delaware limited liability company

Bradley Bethal LP, a Nebraska limited partnership

Bradley Financing Partnership, a Delaware general partnership

Bradley Management LLC, a Delaware limited liability company

Bradley Operating Limited Partnership, a Delaware limited partnership

Bradley Spring Mall LP, a Delaware limited partnership

Heritage Mishawaka LLC, a Delaware limited liability company

Heritage Property Investment Limited Partnership, a Delaware limited partnership

Heritage SPE LLC, a Delaware limited liability company

Heritage SPE MGR LLC, a Delaware limited liability company

NH Heritage Limited Partnership, a New Hampshire limited partnership

Williamson Square Associates LP, an Illinois limited partnership